Exhibit 3.1

◇ PicoCELA Inc. Articles of Incorporation ◇

Prepared on July 20, 2008

Revised March 20, 2009

Revised January 31, 2012

Revised April 22, 2013

Revised February 28, 2014

Revised March 2, 2017

Revised July 1, 2017

Revised September 21, 2017

Revised July 19, 2018

Revised January 23, 2019

Revised January 30, 2020

Revised July 30, 2020

Revised August 18, 2020

Revised December 23, 2020

Revised December 24, 2021

Revised December 27, 2022

Revised July 31, 2023

Revised January 25, 2024

Revised July 17, 2024

Revised October 15, 2024

Revised October 24, 2024

Revised November 29, 2024

September 30, 2025 Revision

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Articles of Incorporation

Chapter 1 General Provisions

(Trade Name)

Article 1	The Company shall be known as PicoCELA Kabushiki Kaisha, and its English name shall be PicoCELA Inc.

(Purpose)

Article 2	The purpose of the Company is to engage in the following business activities:

(1)	Planning, development, sales, and maintenance related to information communication systems.

(2)	Planning, production, development, sales, leasing, rental, maintenance, and consulting related to information communication systems and software.

(3)	Development, manufacturing, sales, and import/export of communication and information processing equipment.

(4)	Sale and licensing of intellectual property rights and mediation of usage rights.

(5)	Any and all operations incidental to the above items.

(Head Office Location)

Article 3	The Company shall have its head office located in Chuo-ku, Tokyo.

(Organizations)

Article 4 In addition to the general meeting of shareholders and directors, the company shall have the following organizations:

(1)	Board of Directors

(2)	Audit and Supervisory Committee

(3)	Accounting Auditor

(Method of Public Notice)

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Article 5	The company’s public notices shall be made electronically. However, if electronic notice is not possible due to accidents or other unavoidable reasons, the public notices shall be published in the official gazette.

Chapter 2 Shares

(Total Authorized Shares)

Article 6	The total number of shares authorized to be issued by the Company shall be 138,456,828 shares.

(Acquisition of Own Shares)

Article 7	The Company may acquire its own shares through market transactions, etc., by resolution of the Board of Directors pursuant to the provisions of Article 165, Paragraph 2 of the Companies Act.

(Request for Entry of Shareholder Register Information)

Article 8	When a person acquires shares of the company, they must jointly request the entry or recording of matters in the shareholder register using the prescribed request form, signed or sealed by the acquirer and the person recorded as the shareholder, their heir, or other universal successor. However, in cases stipulated by Ministry of Justice ordinances, the acquirer may request entry or recording alone.

(Request for Registration of Pledge and Indication of Trust Property)

Article 9	For the company’s shares, a request for registration of pledge or indication of trust property must be made using the prescribed request form, signed or sealed by the parties involved and submitted to the company. The same applies to the cancellation of such registration or indication.

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(Fees)

Article 10	When making a request as stipulated in the preceding two articles, the fees prescribed by the Company must be paid.

(Record Date)

Article 11	The Company shall deem shareholders with voting rights listed or recorded in the final shareholder register as of the end of each fiscal year to be shareholders entitled to exercise rights at the regular shareholders’ meeting for that fiscal year.

②	In addition to the preceding paragraph, when necessary, the Company may, after prior public notice, designate shareholders or registered pledgees of shares listed or recorded in the final shareholder register as of a specified date as the shareholders or registered pledgees of shares entitled to exercise rights.

(Shareholder Registry Administrator)

Article 12	The Company shall appoint a Shareholder Register Administrator.

②	The shareholder registry administrator and the location where its affairs are handled shall be determined by resolution of the Board of Directors.

③	The preparation of the Company’s shareholder register and stock option register, their maintenance, and other matters concerning these registers shall be entrusted to the Shareholder Register Administrator and shall not be handled by the Company.

(Stock Handling Regulations)

Article 13	The handling of the Company’s shares and related fees shall be governed by laws and regulations, these Articles of Incorporation, and the Share Handling Regulations established by the Board of Directors.

Chapter 3 General Meeting of Shareholders

(Convocation)

Article 14	The ordinary general meeting of shareholders of the company shall be convened in December every year, and extraordinary general meetings of shareholders shall be convened whenever necessary.

(Record Date for Regular Shareholders’ Meetings)

Article 15	The record date for voting rights at the Company’s regular general meeting of shareholders shall be September 30 of each year.

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(Omission of Convening Procedures)

Article 16	The general meeting of shareholders may be held without the convening procedures if all shareholders who can exercise voting rights at that meeting agree.

(Convening Authority and Chairperson)

Article 17	The general meeting of shareholders shall be convened and chaired by the President and Director.

②	In case of an accident involving the President and Director, another Director in the order predetermined by the Board of Directors shall convene and chair the general meeting of shareholders.

(Method of Resolution)

Article 18	Unless otherwise stipulated by law or this Articles of Incorporation, resolutions of the general meeting of shareholders shall be adopted by a majority of the voting rights of the shareholders present who can exercise voting rights.

②	Special resolutions under Article 309, Paragraph 2 of the Companies Act shall be adopted by at least one-third of the shareholders who can exercise voting rights and at least two-thirds of the voting rights of the shareholders present.

(Omission of Shareholders’ Meeting Resolutions)

Article 19	If a proposal is made by the Directors or shareholders regarding matters that are the purpose of the resolution of the general meeting of shareholders, and if all shareholders who can exercise voting rights agree in writing or electronically, it shall be deemed that the proposal has been adopted as a resolution of the general meeting of shareholders.

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(Proxy Exercise of Voting Rights)

Article 20	A shareholder may exercise voting rights by proxy through another shareholder who has voting rights in the company.

②	The shareholder or proxy must submit a document certifying the proxy right to the company for each general meeting of shareholders.

(Minutes of Shareholders’ Meetings)

Article 21	The minutes of the general meeting of shareholders, which record the matters stipulated by law, shall be prepared and kept at the head office of the company for ten years.

Chapter 4 Directors and Board of Directors

(Number of Directors)

Article 22	The number of Directors of the company shall not exceed seven.

②	Among the directors referred to in the preceding paragraph, the number of directors who are Audit Committee members shall not exceed three.

(Method of Appointment)

Article 23	Directors shall be elected by resolution of the General Meeting of Shareholders, divided into directors who are members of the Audit and Supervisory Committee and other directors.

②	Resolutions for the appointment of directors shall be adopted by a majority vote of the shareholders present who hold one-third or more of the voting rights of shareholders entitled to exercise their voting rights.

③	Resolutions for the appointment of directors shall not be made by cumulative voting.

(Term of Office)

Article 24	The term of office for directors (excluding directors who are members of the Audit and Supervisory Committee) shall end at the conclusion of the regular shareholders’ meeting for the final fiscal year ending within one year after their appointment.

②	The term of office of a Director who is also an Audit Committee Member shall be until the conclusion of the ordinary general meeting of shareholders for the final fiscal year ending within two years after their appointment.

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③	The term of office of a Director who is a member of the Audit and Supervisory Committee appointed as a replacement for a Director who is a member of the Audit and Supervisory Committee who resigned before the expiration of his/her term shall be until the expiration of the term of the Director who is a member of the Audit and Supervisory Committee who resigned.

④	The period during which the resolution appointing a replacement director serving as an Audit and Supervisory Committee member remains effective shall be until the commencement of the regular shareholders’ meeting for the final fiscal year ending within two years after the appointment.

(Representative Directors and Directors with Specific Duties)

Article 25	The Board of Directors shall select a Representative Director from among the directors (excluding directors who are Audit Committee Members) by resolution.

②	The Board of Directors may, by resolution, designate from among the directors (excluding directors serving as Audit and Supervisory Committee members) one President, Vice Presidents, and a certain number of Senior Managing Directors and Managing Directors.

③	Pursuant to the provisions of Article 399-13, Paragraph 6 of the Companies Act, the Company may, by resolution of the Board of Directors, delegate all or part of the decision-making regarding important business operations to directors.

(Authority to Convene and Chair the Board of Directors)

Article 26	Unless otherwise provided by law, the President shall convene the Board of Directors and serve as its chairperson.

②	In the event of a vacancy or incapacity of the President and Representative Director, another Director shall convene the Board of Directors and preside over it in accordance with the order predetermined by the Board of Directors.

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(Notice of Board of Directors Meetings)

Article 27	Notice of the Board of Directors meeting shall be given to each director at least three days prior to the meeting date. However, this period may be shortened in cases of emergency.

②	If all directors consent, a Board meeting may be held without following the convening procedures.

(Omission of Board Resolution)

Article 28	The Company shall deem a resolution of the Board of Directors to have been adopted when the requirements of Article 370 of the Companies Act are satisfied.

(Minutes of Board Meetings)

Article 29	The gist of the proceedings and the results of the Board of Directors meeting, as well as other matters prescribed by laws and regulations, shall be recorded in the minutes, which shall be signed and sealed or electronically signed by the attending directors.

(Board of Directors Regulations)

Article 30	Matters concerning the Board of Directors shall be governed by laws and regulations, these Articles of Incorporation, and the Board of Directors Regulations established by the Board of Directors.

(Exemption from Liability of Directors)

Article 31	The Company may, pursuant to the provisions of Article 426, Paragraph 1 of the Companies Act, exempt directors (including former directors) from liability for damages arising from negligence in the performance of their duties, within the limits prescribed by law, by resolution of the Board of Directors.

②	The Company may enter into contracts with directors (excluding executive directors, etc.) to limit liability for damages under Article 423, Paragraph 1 of the Companies Act, pursuant to Article 427, Paragraph 1 of the same Act. However, the maximum amount of liability for damages under such contracts shall be the minimum liability amount prescribed by law.

(Compensation, etc.)

Article 32	The remuneration, bonuses, and other property benefits received from the Company as compensation for the performance of duties (hereinafter referred to as “Remuneration, etc.”) shall be determined by resolution of the General Meeting of Shareholders, distinguishing between directors who are members of the Audit and Supervisory Committee and other directors.

Chapter 5 Audit and Supervisory Committee

(Notice of Audit and Supervisory Committee Meeting)

Article 33	Notice of meetings of the Audit and Supervisory Committee shall be issued to each member of the Audit and Supervisory Committee at least three days prior to the meeting date. However, this period may be shortened in cases of urgent necessity.

②	When all Audit and Supervisory Committee members consent, the committee may be convened without following the regular notice procedures.

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(Method of Resolution by the Audit and Supervisory Committee)

Article 34	Resolutions of the Audit and Supervisory Committee shall be made by a majority vote of the Audit and Supervisory Committee members present, provided that a majority of the Audit and Supervisory Committee members eligible to vote are present.

(Minutes of the Audit and Supervisory Committee)

Article 35	The gist of the proceedings and the results of the Audit and Supervisory Committee meeting, as well as other matters prescribed by laws and regulations, shall be recorded in the minutes. Attending Audit and Supervisory Committee members shall sign and affix their seals or provide electronic signatures to these minutes.

(Audit and Supervisory Committee Regulations)

Article 36	Matters concerning the Audit and Supervisory Committee shall be governed by the Audit and Supervisory Committee Regulations established by the Audit and Supervisory Committee, in addition to those stipulated by laws and regulations or the Articles of Incorporation.

Chapter 6: Accounting Auditor

(Appointment of Accounting Auditor)

Article 37	The Company shall appoint an Accounting Auditor.

(Appointment of the Accounting Auditor)

Article 38	The Accounting Auditor shall be appointed by resolution of the General Meeting of Shareholders.

(Term of Office of the Accounting Auditor)

Article 39	The term of office of the Accounting Auditor shall be until the conclusion of the regular shareholders’ meeting for the fiscal year ending within one year after appointment.

②	Unless otherwise resolved at the regular shareholders’ meeting referred to in the preceding paragraph, the auditor shall be deemed to have been reappointed at that regular shareholders’ meeting.

(Compensation of the Accounting Auditor)

Article 40	The remuneration, etc., of the Accounting Auditor shall be determined by resolution of the Board of Directors with the consent of the Audit and Supervisory Committee.

Chapter 7 Calculation

(Fiscal Year)

Article 41	The fiscal year of the Company shall be from October 1 of each year to September 30 of the following year.

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(Record Date for Dividend Distribution)

Article 42	The record date for the Company’s year-end dividend shall be September 30 of each year.

②	The record date for the Company’s interim dividends shall be March 31 of each year.

③	In addition to the preceding two paragraphs, dividends may be paid based on other record dates.

(Statute of Limitations for Dividends)

Article 43	If the dividend property is money, the Company shall be released from its obligation to pay if the dividend remains unclaimed for a full three years after the commencement of payment.

(Matters Not Provided for in the Articles of Incorporation)

Article 44	Matters not provided for in these Articles of Incorporation shall be governed by the provisions of the Companies Act and other applicable laws and regulations.

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Supplementary Provisions

(Transitional Measures Concerning Liability Exemption for Auditors)

1. The Company may, within the limits prescribed by law, exempt auditors (including former auditors) from liability for damages under Article 423, Paragraph 1 of the Companies Act for acts performed prior to the conclusion of the Extraordinary General Meeting of Shareholders on September 30, 2025, by resolution of the Board of Directors.

2. Contracts limiting the liability for damages under Article 423, Paragraph 1 of the Companies Act for acts of auditors (including former auditors) prior to the conclusion of the Extraordinary General Meeting of Shareholders on September 30, 2025, shall continue to be governed by the provisions of Article 41, Paragraph 2 of the Articles of Incorporation as they existed prior to amendment by resolution of said Extraordinary General Meeting of Shareholders.

End

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